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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

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                                                 Six
                                                Months
                                                Ended                  Year Ended September 30,
                                               March 31,    ----------------------------------------------
                                                 2003         2002         2001         2000         1999
                                               --------     --------     --------     --------     -------
EARNINGS:

Earnings before income taxes                   $ 93,803     $ 73,665     $ 79,568     $ 82,882     $63,139
Interest expense                                  8,367       16,365       18,724       18,135      17,317
Amortization of debt discount and expense           109          287          264          218         215
Interest component of rental expense                729        1,563        1,541        1,318       1,539
                                               --------     --------     --------     --------     -------
                                               $103,008     $ 91,880     $100,097     $102,553     $82,210
                                               ========     ========     ========     ========     =======

FIXED CHARGES:

Interest expense                               $  8,367     $ 16,365     $ 18,724     $ 18,135     $17,317
Amortization of debt discount and expense           109          287          264          218         215
Allowance for funds used during
   construction (capitalized interest)               34           19           12           17          36
Interest component of rental expense                729        1,563        1,541        1,318       1,539
                                               --------     --------     --------     --------     -------
                                               $  9,239     $ 18,234     $ 20,541     $ 19,688     $19,107
                                               ========     ========     ========     ========     =======

Ratio of earnings to fixed charges                11.15         5.04         4.87         5.21        4.30
                                               ========     ========     ========     ========     =======
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